Exhibit 4.2

THE PEP BOYS — MANNY, MOE & JACK
as Issuer,

THE SUBSIDIARY GUARANTORS
as Guarantors

and

WACHOVIA BANK, NATIONAL ASSOCIATION
as Trustee

First Supplemental Indenture

Dated as of December 14, 2004

7.50% Senior Subordinated Notes due 2014

Table of Contents

ARTICLE I
Definitions

ARTICLE II
Establishment and Terms of the Notes

SECTION 2.01	Establishment of Series
SECTION 2.02	Maturity, Payment of Principal and Interest
SECTION 2.03	Sinking Fund
SECTION 2.04	Paying Agent and Registrar

ARTICLE III
Redemption and Repurchase

SECTION 3.01	Applicability of Article XI of the Open-End Indenture; Notices to Trustee
SECTION 3.02	Selection of Notes to be Redeemed
SECTION 3.03	Notice of Redemption
SECTION 3.04	Effect of Notice of Redemption
SECTION 3.05	Deposit of Redemption Price
SECTION 3.06	Notes Redeemed in Part
SECTION 3.07	Optional Redemption

ARTICLE IV
Additional Covenants

SECTION 4.01	Application of Article X of the Open-End Indenture
SECTION 4.02	Payment of Taxes and Other Claims
SECTION 4.03	Stay, Extension and Usury Laws
SECTION 4.04	Limitation on Incurrence of Debt
SECTION 4.05	Limitation on Restricted Payments
SECTION 4.06	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
SECTION 4.07	Limitation on Ranking of Certain Debt
SECTION 4.08	Limitation on Liens Securing Pari Passu or Subordinated Debt
SECTION 4.09	Limitation on Asset Dispositions
SECTION 4.10	Transactions with Affiliates
SECTION 4.11	Offer to Repurchase Upon Change of Control
SECTION 4.12	Payments for Consent
SECTION 4.13	Provision of Financial Information

i

SECTION 4.14	Designation of Restricted and Unrestricted Subsidiaries
SECTION 4.15	Limitation on Business and Activities of Colchester and Carrus
SECTION 4.16	Additional Subsidiary Guarantees
SECTION 4.17	Maintenance of Properties
SECTION 4.18	Maintenance of Insurance

ARTICLE V
Subsidiary Guarantees

SECTION 5.01	Subsidiary Guarantees
SECTION 5.02	Limitation on Guarantor Liability
SECTION 5.03	Execution and Delivery of Subsidiary Guarantees
SECTION 5.04	Guarantors May Consolidate, etc., on Certain Terms
SECTION 5.05	Releases of Subsidiary Guarantees

ARTICLE VI
Subordination of the Notes

SECTION 6.01	Application of Article XVI of the Open-End Indenture
SECTION 6.02	Notes Subordinate to Senior Debt
SECTION 6.03	Payment Over of Proceeds Upon Dissolution, Etc.
SECTION 6.04	No Payment When Senior Debt of the Company in Default
SECTION 6.05	Payment Permitted If No Default
SECTION 6.06	Subrogation to Rights of Holders of Senior Debt of the Company
SECTION 6.07	Provisions Solely to Define Relative Rights
SECTION 6.08	Trustee to Effectuate Subordination
SECTION 6.09	No Waiver of Subordination Provisions
SECTION 6.10	Notice to Trustee
SECTION 6.11	Reliance on Judicial Order or Certificate of Liquidating Agent
SECTION 6.12	Trustee Not Fiduciary for Holders of Senior Debt of the Company
SECTION 6.13	Rights of Trustee as Holder of Senior Debt of the Company; Preservation of Trustee’s Rights
SECTION 6.14	Article Applicable to Paying Agents
SECTION 6.15	Defeasance of this Article VI

ARTICLE VII
Consolidation, Merger, Sale or Transfer

SECTION 7.01	Consolidation, Merger, Sale or Transfer

ARTICLE VIII
Remedies

SECTION 8.01	Application of Article V of the Open-End Indenture

ARTICLE IX
Modification and Waiver

SECTION 9.01	Application of Article IX of the Open End Indenture

ARTICLE X
Satisfaction and Discharge; Defeasance and Covenant Defeasance

SECTION 10.01	Application of Article IV of the Open-End Indenture

ARTICLE XI
Subordination of Subsidiary Guarantees

SECTION 11.01	Subsidiary Guarantees Subordinate to Senior Debt of Subordinate Guarantors
SECTION 11.02	Payment Over of Proceeds Upon Dissolution, Etc
SECTION 11.03	No Payment When Senior Debt of such Subsidiary Guarantor in Default
SECTION 11.04	Payment Permitted If No Default
SECTION 11.05	Subrogation to Rights of Holders of Senior Debt of such Subsidiary Guarantor
SECTION 11.06	Provisions Solely to Define Relative Rights
SECTION 11.07	Trustee to Effectuate Subordination
SECTION 11.08	No Waiver of Subordination Provisions
SECTION 11.09	Notice to Trustee
SECTION 11.10	Reliance on Judicial Order or Certificate of Liquidating Agent
SECTION 11.11	Trustee not Fiduciary for Holders of Senior Debt of Subsidiary Guarantors
SECTION 11.12	Rights of Trustee as Holder of Senior Debt of such Subsidiary Guarantor; Preservation of Trustee’s Rights
SECTION 11.13	Article Applicable to Paying Agents
SECTION 11.14	Defeasance of this Article XI

ARTICLE XII
Miscellaneous

SECTION 12.01	Trustee Matters
SECTION 12.02	Calculations
SECTION 12.03	Ratification
SECTION 12.04	Counterpart Originals
SECTION 12.05	Effect of Headings
SECTION 12.06	Governing Law
SECTION 12.07	Provisions for the Sole Benefit of Parties and Holders

EXHIBITS

Exhibit A	Form of Note

Exhibit B	Form of Subsidiary Guarantee
Exhibit C	Form of Supplemental Indenture to be Delivered by Subsequent Guarantors

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 14, 2004, among The Pep Boys—Manny, Moe & Jack, a Pennsylvania corporation (the “Company”), the Subsidiary Guarantors listed as signatories hereto (the “Subsidiary Guarantors”), and Wachovia Bank, National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has entered into an Indenture, dated as of December 14, 2004 (the “Open-End Indenture”), with the Trustee, providing for the issuance from time to time of Securities (as therein defined) in one or more series;

WHEREAS, the Open-End Indenture, as supplemented by this Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, the Company desires to issue the Notes (as defined below), which will be a new series of Securities under the Indenture, in an initial aggregate principal amount of $200,000,000;

WHEREAS, Section 9.1(4) of the Open-End Indenture provides that, without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1 of the Open-End Indenture;

WHEREAS, Section 9.1(2) of the Open-End Indenture provides that, without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities or to surrender any right or power conferred upon the Company under the Open-End Indenture;

WHEREAS, Section 9.1(8) of the Open-End Indenture provides that, without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to add any additional Events of Default with respect to any series of Securities;

WHEREAS, Section 9.1(9) of the Open-End Indenture provides that, without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Article IV of the Open-End Indenture, provided that any such action shall not adversely affect the interests of any Holder of an Outstanding Security in any material respect, and prior to the execution and delivery of this Supplemental Indenture no Securities of any series are Outstanding;

WHEREAS, Section 9.1(12) of the Open-End Indenture provides that, without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to make provisions for, and to establish the form and terms of establish the form or terms of, the guarantee by any Person of any or all of the obligations of the Company under the Indenture with respect to any series of Securities;

WHEREAS, Section 9.1(13) of the Open-End Indenture provides that, without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to amend or supplement any provision contained in the Open-End Indenture or in any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Securities then Outstanding, and prior to the execution and delivery of this Supplemental Indenture no Securities of any series are Outstanding;

WHEREAS, the Subsidiary Guarantors desire to guarantee, jointly and severally, the Company’s payment obligations under the Indenture and the Notes; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company and the Subsidiary Guarantors have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree to the following provisions:

ARTICLE I
Definitions

Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Open-End Indenture.  To the extent that any provision of this Supplemental Indenture conflicts with the express provisions of the Open-End Indenture, the provisions of this Supplemental Indenture shall govern and be controlling for all purposes of the Indenture.

“Additional Notes” means 7.50% Senior Subordinated Notes due 2014 of the Company issued hereunder after the Closing Date and having identical terms (except as to the initial interest payment date) to the Notes.

“Adjusted Treasury Rate” means with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, plus 0.50%.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that direct or indirect beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to constitute control.

“Asset Disposition” by any Person means any transfer, conveyance, sale, lease or other disposition (but excluding the creation of any Lien) by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Restricted Subsidiary of such Person or by such Person to a Restricted Subsidiary of such Person) of:

(1)           shares of Capital Stock (other than directors’ qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person;

(2)           substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business; or

(3)           other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business;

provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $3,000,000 or more.

The term “Asset Disposition” shall not include:

(1)           a Restricted Payment that is made in compliance with Section 4.05 of this Supplemental Indenture;

(2)           the designation of any Restricted Subsidiary as an Unrestricted Subsidiary or the contribution to the capital of any Unrestricted Subsidiary, in either case in compliance with the applicable provisions of the Indenture; or

(3)           any transaction subject to and consummated in compliance with Section 7.01 of this Supplemental Indenture.

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (1) the sum of the products of the number of years from such date of determination to the dates of each successive scheduled principal payments of such Debt by (2) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or commonwealth law for the relief of debtors.

“Board of Directors” means, with respect to any corporation, the board of directors of such corporation, or any committee of such board duly authorized to act generally or in any particular respect for such corporation hereunder.

“Carrus” means Carrus Supply Corporation, a Delaware corporation.

“Cash Equivalents” means:

(1)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition;

(2)           certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a rating by Fitch of “B” or better (or the equivalent under any successor rating categories of Fitch);

(3)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4)           commercial paper having a rating of at least P-1 from Moody’s and a rating of at least A-1 from S&P; and

(5)           investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

“Change of Control” shall have the meaning set forth in Section 4.11 of this Supplemental Indenture.

“Closing Date” means December 14, 2004.

“Colchester” means Colchester Insurance Company, a Vermont insurance corporation.

“Company” shall have the meaning set forth in the preamble hereto.

“Comparable Treasury Issue” means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Consolidated Cash Flow Available for Fixed Charges” for any period means the Consolidated Net Income for such period increased by the sum of:

(1)           Consolidated Interest Expense for such period; plus

(2)           the consolidated amount of interest capitalized by the Company and its Restricted Subsidiaries during such period calculated in accordance with generally accepted accounting principles; plus

(3)           Consolidated Income Tax Expense for such period; plus

(4)           the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Subsidiaries for such period; plus

(5)           other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) included in the income statement of the Company and its Restricted Subsidiaries for such period; minus

(6)           non-cash items increasing Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with generally accepted accounting principles;

provided, however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary that is not a Subsidiary Guarantor (calculated separately for such Restricted Subsidiary in the same manner as provided above for the Company) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

“Consolidated Cash Flow Coverage Ratio” as of any date of determination means the ratio of:

(1)           Consolidated Cash Flow Available for Fixed Charges for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements are available to

(2)           Consolidated Fixed Charges for such period;

provided, however, that Consolidated Fixed Charges shall be adjusted to give effect on a pro forma basis to any Debt that has been Incurred by the Company or any Restricted Subsidiary since the end of such period that remains outstanding and to any Debt that is proposed to be Incurred by the Company or any Restricted Subsidiary as if in each case such Debt had been Incurred on the first day of such period and as if any Debt that is or will no longer be outstanding as the result of the Incurrence of any such Debt had not been outstanding as of the first day of such period; provided, however, that in making such computation, the Consolidated Interest Expense attributable to interest on any proposed Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; and provided further that, in the event the Company or any of its Restricted Subsidiaries has made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period.

“Consolidated Fixed Charges” for any period means the sum of:

(1)           Consolidated Interest Expense and

(2)           the consolidated amount of interest capitalized by the Company and its Restricted Subsidiaries during such period calculated in accordance with generally accepted accounting principles.

“Consolidated Income Tax Expense” for any period means the consolidated provision for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Interest Expense” means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of):

(1)           the amortization of Debt discounts;

(2)           any payments or fees with respect to letters of credit, bankers’ acceptances or similar facilities;

(3)           net fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements;

(4)           Preferred Stock dividends of the Company and its Restricted Subsidiaries (other than with respect to Redeemable Stock) declared and paid or payable;

(5)           accrued Redeemable Stock dividends of the Company and its Restricted Subsidiaries, whether or not declared or paid;

(6)           interest on Debt guaranteed by the Company and its Restricted Subsidiaries; and

(7)           the portion of rental expense deemed to be representative of the interest factor attributable to Capital Lease Obligations.

“Consolidated Net Income” for any period means the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom:

(1)           the net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction;

(2)           the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary by such Person during such period;

(3)           gains or losses on Asset Dispositions by the Company or its Subsidiaries;

(4)           all extraordinary gains and extraordinary losses;

(5)           gains or losses from the early retirement or extinguishment of indebtedness;

(6)           the cumulative effect of changes in accounting principles;

(7)           non-cash gains or losses resulting from fluctuations in currency exchange rates;  and

(8)           the tax effect of any of the items described in clauses (1) through (6) above;

provided, further, that for purposes of any determination pursuant to Section 4.05 of this Supplemental Indenture, there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

“Consolidated Net Tangible Assets” of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of such Person and its Restricted Subsidiaries after deducting therefrom:

(1)           all goodwill, trade names, trademarks, patents, patent applications, licenses, non-compete agreements, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet; and

(2)           appropriate deductions for any minority interests.

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

(1)           every obligation of such Person for money borrowed;

(2)           every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses;

(3)           every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person;

(4)           every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business and with respect to services, excluding deferred compensation to employees), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or engaging such services, the amount of such price being that which would be negotiated in an arm’s length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction or services;

(5)           every Capital Lease Obligation of such Person;

(6)           all Receivables Sales of such Person which are sold with recourse to such Person;

(7)           all Redeemable Stock issued by such Person;

(8)           if such Person is a Restricted Subsidiary, all Preferred Stock issued by such Person;

(9)           every net obligation under Interest Rate, Currency or Commodity Price Agreements of such Person; and

(10)         every obligation of the type referred to in clauses (1) through (9) of another Person and all dividends of another Person the payment of which, in either case, (a) such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise or (b) is secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt or dividends.

Notwithstanding the foregoing, Debt shall not include any obligation arising from any agreement entered into in connection with the acquisition of any business or assets with any seller of such business or assets that (1) provides for the payment of earn-outs to such seller or (2) guarantees to such seller a minimum price to be realized by such seller upon the sale of any Common Stock of the Company that was issued by the Company to such seller in connection with such acquisition.

“Designated Senior Debt” of the Company means:

(1)           Debt of the Company under the Senior Credit Facility and

(2)           any Senior Debt of the Company:

(a) which at the time of determination exceeds $25,000,000 in aggregate principal amount outstanding or available under a committed facility;

(b) which is specifically designated in the instrument evidencing such Senior Debt as “Designated Senior Debt” by the Company; and

(c) as to which the Trustee has received an Officers’ Certificate of the Company specifying  such Senior Debt as “Designated Senior Debt”.

“Equity Offering” means an offering of Common Stock which results in aggregate cash net proceeds to the Company.

“Event of Default” shall have the meaning set forth in Section 8.01(a) of this Supplemental Indenture.

“Excess Proceeds” shall have the meaning set forth in Section 4.09 of this Supplemental Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch, Inc., and its successors.

“Group” shall have the meaning set forth in Section 4.11 of this Supplemental Indenture.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person,

(1)           to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt;

(2)           to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt; or

(3)           to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing);

provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Guarantee Payment” shall have the meaning set forth in Section 11.02 of this Supplemental Indenture.

“Guarantor Junior Subordinated Payment” shall have the meaning set forth in Section 11.02 of this Supplemental Indenture.

“Guarantor Proceeding” shall have the meaning set forth in Section 11.02 of this Supplemental Indenture.

“Guarantor Senior Payment Default” shall have the meaning set forth in Section 11.03 of this Supplemental Indenture.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and “Incurrence”, “Incurred”, “Incurrable” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

“Indenture” shall have the meaning set forth in the recitals hereto.

“Independent Investment Banker” means any Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

“Interest Payment Record Date” shall have the meaning set forth in Section 2.02(b) of this Supplemental Indenture.

“Interest Rate, Currency or Commodity Price Agreement” of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

“Inventory” of any Person means the automotive parts and supplies inventories of such Person that are held for sale, or are to be used or consumed by such Person, in the ordinary course of business.  For purposes of the Indenture, the value of each particular item of inventory shall be deemed to be the historical purchase price thereof.

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property (other than Capital Stock that is neither Redeemable Stock nor Preferred Stock of a Restricted Subsidiary) to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but shall not include

(1)           trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person;

(2)           any Permitted Interest Rate, Currency or Commodity Price Agreement; and

(3)           endorsements of negotiable instruments and documents in the ordinary course of business.

“Investment Grade” means Baa3 or above in the case of Moody’s (or the equivalent under any successor rating categories of Moody’s) and BBB- or above in the case of S&P (or the equivalent under any successor rating categories of S&P).

“Junior Subordinated Payment” shall have the meaning set forth in Section 6.03 of this Supplemental Indenture.

“Maturity Date” shall have the meaning provided in Section 2.02 of this Supplemental Indenture.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Proceeds” from any Asset Disposition by any Person means cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of:

(1)           all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

(2)           all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)           all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition; and

(4)           appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the

Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of the Indenture and the Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.

“Notes” or “Note” shall have the meaning set forth in Section 2.01 of this Supplemental Indenture.

“Notes Payment” shall have the meaning set forth in Section 6.03 of this Supplemental Indenture.

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Offer Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the “Repurchase Date”) for purchase of Notes within five Business Days after the Offer Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain a description of the events requiring the Company to make the Offer to Purchase and all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1)           the section of the Indenture pursuant to which the Offer to Purchase is being made;

(2)           the Offer Expiration Date and the Repurchase Date;

(3)           the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the section of the Indenture requiring the Offer to Purchase) (the “Purchase Amount”);

(4)           the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the “Purchase Price”);

(5)           that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

(6)           the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7)           that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

(8)           that on the Repurchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Repurchase Date;

(9)           that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Offer Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10)         that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Offer Expiration Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11)         that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

(12)         that in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

If any of the Notes subject to an Offer to Purchase is in global form, then the Offer shall be modified by the Company to the extent necessary to comply with the procedures of the Depository applicable to repurchases. Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

“Open-End Indenture” shall have the meaning set forth in the recitals hereto.

“Payment Blockage Period” shall have the meaning set forth in Section 6.04 of this Supplemental Indenture.

“Permitted Interest Rate, Currency or Commodity Price Agreement” of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred or proposed to be Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby, or in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of business relating to then existing financial obligations or then existing or sold production and not for purposes of speculation.

“Permitted Investments” means:

(1)           any Investment in the Company or a Restricted Subsidiary or a Person that will become or be merged into or consolidated with a Restricted Subsidiary as a result of such Investment;

(2)           any Investment in Cash Equivalents;

(3)           any non-cash consideration received in connection with an Asset Disposition that was made in compliance with Section 4.09 of this Supplemental Indenture;

(4)           Investments in Colchester necessary to provide Colchester with the minimum amount of capital required under the insurance laws of the state of Vermont plus the amount of any reasonable general corporate and overhead expenses of Colchester; and

(5)           any other Investment that, when taken together with all other Investments made pursuant to this clause (5) since the Closing Date and outstanding on the date such Investment is made, does not exceed $15,000,000.

“Proceeding” shall have the meaning set forth in Section 6.03 of this Supplemental Indenture.

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

“Receivables Sale” of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purposes of collection and not as a financing arrangement.

“Redeemable Stock” of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the Notes.

“Redemption Date” shall have the meaning set forth in Section 3.01 of this Supplemental Indenture.

“Reference Treasury Dealer” means Goldman, Sachs & Co. or any of its affiliates in the United States, and two or more additional primary U.S. Government Securities dealers in New York City designated by the Company, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City, the Trustee will substitute another primary U.S. Government securities dealer in New York City, as Reference Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average as determined by the Trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“refinancing” shall have the meaning set forth in Section 4.04 of this Supplemental Indenture.

“Remaining Authority” means, at any time of determination, an amount equal to $100,000,000 less the amount expended by or on behalf of the Company to purchase shares of its Common Stock from September 9, 2004 through such time of determination.

“Replacement Assets” means (i) properties and assets (other than cash, Cash Equivalents, or any Capital Stock or other security) that will be used in the business of the Company and its Restricted Subsidiaries as conducted on the Closing Date or any business ancillary thereto or supportive thereof,  (ii) Capital Stock of a business substantially similar to the business of the Company and its Restricted Subsidiaries as conducted on the Closing Date or any business ancillary thereto or supportive thereof, provided that any entity so acquired in connection with such an asset purchase shall be a Restricted Subsidiary and a Guarantor under the Indenture upon such acquisition.

“Repurchase Date” shall have the meaning provided in the definition of the term Offer to Purchase.

“Required Filing Dates” shall have the meaning set forth in Section 4.13 of this Supplemental Indenture.

“Restricted Payment” shall have the meaning set forth in Section 4.05 of this Supplemental Indenture.

“Restricted Subsidiary” means any Subsidiary of the Company, whether existing on or after the Closing Date, unless such Subsidiary is an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Senior Credit Facility” means the Amended and Restated Loan and Security Agreement dated August 1, 2003 among the Company, The Pep Boys Manny Moe & Jack of California, Pep Boys – Manny, Moe & Jack of Delaware, Inc., Pep Boys – Manny, Moe & Jack of Puerto Rico, Inc., as Borrowers, PBY Corporation and Carrus Supply Corporation, as

Guarantors, Congress Financial Corporation, as Agent, The CIT Group/Business Credit, Inc. and General Electric Capital Corporation, as Co-Documentation Agents and The Lenders from time to time parties thereto, as amended, restated, refunded, renewed, replaced or refinanced, in whole or in part, from time to time, provided that any such amendment, restatement, refunding, renewal, replacement or refinancing shall not increase the aggregate principal amount of Debt that may be Incurred thereunder to exceed $400,000,000.

“Senior Debt” means, with respect to any Person:

(1)           the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not such claim for post-petition interest is allowed in such proceeding) on, and penalties and any obligation of such Person for reimbursement, indemnities and fees relating to, the Senior Credit Facility;

(2)           the principal of (and premium, if any) and interest on Debt of such Person for money borrowed, whether Incurred on or prior to the Closing Date or thereafter, and any amendments, renewals, extensions, modifications, refinancings and refundings of any such Debt; and

(3)           Permitted Interest Rate Agreements and Permitted Currency Agreements entered into with respect to Debt described in clauses (1) and (2) above.

Notwithstanding the preceding, the following shall not constitute Senior Debt:

(1)           any Debt as to which the terms of the instrument creating or evidencing the same provide that such Debt is on a parity with, or is not superior in right of payment to, the Notes or, in the case of a Subsidiary Guarantor, a Subsidiary Guarantee;

(2)           any Debt which is subordinated in right of payment in any respect to any other Debt of such Person, other than Debt under the Senior Credit Facility that is subordinated to other Debt under the Senior Credit Facility solely by reason of priority being granted under the Senior Credit Facility to “swingline”, overdraft or similar tranches of Debt;

(3)           Debt evidenced by the Notes or a Subsidiary Guarantee;

(4)           any Debt owed to an entity which is a Subsidiary;

(5)           any obligation of such Person with respect to any Capital Stock of such Person;

(6)           that portion of any Debt which is Incurred in violation of the Indenture;

(7)           Debt which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Person;

(8)           any liability for federal, state, local or other taxes owed or owing by such Person;

(9)           any Debt for the purchase of goods, materials or services, or consisting of operating lease rental payments, in the ordinary course of business or Debt consisting of trade payables or other current liabilities (other than current liabilities for money borrowed and the current portion of long-term Senior Debt);

(10)         Debt of or amounts owed by such Person for compensation to employees or for services rendered; and

(11)         Debt issued as a dividend on, or in redemption of or exchange for, Capital Stock of such Person.

“Senior Nonmonetary Default” shall have the meaning set forth in Section 6.04 of this Supplemental Indenture.

“Senior Payment Default” shall have the meaning set forth in Section 6.04 of this Supplemental Indenture.

“Share Repurchase Plan” means the Company’s share repurchase plan in the form and with such authority as disclosed in the Company’s public announcement on September 9, 2004, pursuant to which the Company was authorized to expend $100,000,000 to purchase shares of its Common Stock.

“Significant Restricted Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Restricted Subsidiaries represents 10% or more of the Company’s total consolidated assets at the end of the most recent fiscal quarter for which financial information is available or 10% or more of the Company’s consolidated net revenues or consolidated operating income for the most recent four quarters for which financial information is available.

“Subordinated Debt” means Debt of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Notes to at least the following extent:

(1)           no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the Notes exists;

(2)           in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the Notes, upon notice by 25% or more in principal amount of the Notes to the Trustee, the Trustee shall have the right to give notice to the Company and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice; and

(3)           such Debt may not

(A)          provide for payments of principal of such Debt at the final stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the Notes or

(B)           permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the Notes, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an Offer to Purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those provided under Section 4.11 of this Supplemental Indenture (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Company’s repurchase of the Notes required to be repurchased by the Company pursuant to the provisions of such Section 4.11).

“Subsidiary” of any Person means:

(1)           a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or

(2)           any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Subsidiary Guarantee” shall have the meaning set forth in Section 5.03 of this Supplemental Indenture.

“Subsidiary Guarantors” shall have the meaning set forth in the preamble hereto.

“Supplemental Indenture” shall have the meaning set forth in the preamble hereto.

“Synthetic Lease Facility” means the $132,000,000 Synthetic Lease Financing Facility provided for under the Participation Agreement, dated as of August 1, 2003, among The Pep Boys — Manny, Moe & Jack, The Pep Boys Manny Moe & Jack of California, Pep Boys — Manny, Moe & Jack of Delaware, Inc., as the Lessee, the Various Parties Thereto From Time to Time, as Guarantors, Wachovia Development Corporation, as the Borrower and the Lessor, The Various Banks and Other Lending Institutions, Parties Thereto from Time to Time, as the Lenders, and Wachovia Bank, National Association, as the Agent for the Lenders and respecting the Security Documents, as the Agent for the Secured Parties, as the same may be amended, restated, refunded, renewed, replaced or refinanced, in whole or in part, from time to time, provided that any such amendment, restatement, refunding, renewal, replacement or refinancing shall not increase the aggregate principal amount of Debt that may be Incurred thereunder in excess of the amount that may be Incurred under the terms thereof as of the Closing Date.

“Trustee” shall have the meaning set forth in the preamble hereto.

“Unrestricted Subsidiary” means:

(1)                                  any Subsidiary designated as such by the Board of Directors as set forth in Section 4.14 of this Supplemental Indenture where:

(a)          neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and

(b)         no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity;

(2)                                  any Subsidiary of an Unrestricted Subsidiary; and

(3)                                  Carrus and Colchester.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

ARTICLE II
Establishment and Terms of the Notes

SECTION 2.01               Establishment of Series.

(a)           There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 7.50% Senior Subordinated Notes due 2014 (the “Notes”).

(b)           Subject to the provisions of the Open-End Indenture and this Supplemental Indenture, Notes in an unlimited principal amount may be authenticated and delivered under the Indenture.  The Notes that are to be authenticated and delivered on the date hereof will be in an aggregate principal amount of $200,000,000.  The Notes shall be issued in definitive fully registered form without coupons in denominations of $1,000 principal amount or any integral multiple thereof.

(c)           With respect to any Additional Notes the Company elects to issue, the Company shall set forth in an Officers’ Certificate the principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture and the issue price and the issue date of such Additional Notes, including the date from which Interest shall accrue.  For purposes of the Indenture, Notes will not be deemed to be Additional Notes unless the maturity date, interest payment dates, record date, rate of interest and subordination provisions are identical to those in the initial Notes.  The initial Notes and any Additional Notes shall be considered collectively as a single class for all purposes of the Indenture.  Holders of the initial Notes and any Additional Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or any Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

(d)           The Notes shall be issued in the form of one or more global Securities in substantially the form set out in Exhibit A and with the terms further provided herein.  The initial Depository with respect to the Notes shall be The Depository Trust Company.

SECTION 2.02               Maturity, Payment of Principal and Interest.

(a)           Maturity.  The Notes will mature on December 15, 2014 (the “Maturity Date”) and Holders will be entitled to receive the full principal amount of their Notes on that date, unless the Notes were earlier redeemed, repurchased, converted or exchanged pursuant to the terms of the Indenture.

(b)           Interest.  The Notes will bear interest at the rate of 7.50% per annum.  Interest (including post-petition interest in any proceeding under a bankruptcy or insolvency law) on the Notes is payable semi-annually on June 15 and December 15 of each year, commencing June 15, 2005.  The Company will make each interest payment to the Holders of the Notes of record on the immediately preceding June 1 and December 1 (each, an “Interest Payment Record Date”).  The Notes will bear interest on overdue principal and premium, if any, and, to the extent permitted by law, overdue interest at the rate of 8.50% per annum.  Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary thereof or an Affiliate of any thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(c)           Interest and Principal Payments Generally.  (i) All payments of principal and Interest on the Notes shall be made in accordance with the Open-End Indenture, as supplemented hereby.  Payments on the Notes will be made in U.S. Dollars at the office of the Paying Agent.  The Company may, at its option, make payments by check mailed to the Holder’s registered address set forth in the Security Register maintained by the Security Registrar or, with respect to global Securities, by wire transfer to the accounts specified by the Depository.  All Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(ii)  In the event that any Interest becomes payable on the Notes, a Holder of Notes at the close of business on an Interest Payment Record Date shall be entitled to receive such Interest on the corresponding Interest Payment Date; provided, however, that if the Company redeems such Notes under Section 3.01 of this Supplemental Indenture, or such Holder elects to require the Company to repurchase such Notes under Section 3.02 of this Supplemental Indenture, on a Redemption Date or Repurchase Date, as the case may be, that is after such Interest Payment Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay accrued and unpaid Interest on the Note being redeemed or repurchased to, but excluding, the Redemption Date or Repurchase Date, as the case may be, to the same Person to whom the principal amount of such Note is paid.

SECTION 2.03               Sinking Fund.  The Notes do not have the benefit of any sinking fund obligations.

SECTION 2.04               Paying Agent and Registrar.  The Company initially appoints the Trustee as Paying Agent and as Security Registrar with respect to the Notes.  The Company may appoint and change any Paying Agent without prior notice to the Trustee or the Holders.  The Place of Payment for the Notes shall be an office maintained by the Paying Agent at its Corporate Trust Office, initially at 123 South Broad Street, Corporate Trust Administration – PA 1249, Philadelphia, Pennsylvania 19109.

ARTICLE III
Redemption and Repurchase

SECTION 3.01               Applicability of Article XI of the Open-End Indenture; Notices to Trustee.  Article XI of the Open-End Indenture shall not apply to the Notes and, for purposes of the Notes only and not for the purposes of any other Securities under the Open-End Indenture other than the Notes unless specified in a subsequent supplemental indenture, and the provisions of this Article III shall apply instead.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 of this Supplemental Indenture, it shall furnish to the Trustee, at least 30 days but not more than 60 days before the date designated for redemption (the “Redemption Date”), an Officers’ Certificate setting forth (i) the clause of the Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02               Selection of Notes to be Redeemed.  If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis or by lot.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.03               Notice of Redemption.  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address.

The notice shall identify the Notes to be redeemed, including applicable CUSIP numbers, and shall state:

(1)                                  the Redemption Date;

(2)                                  the redemption price;

(3)                                  if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(4)                                  the name and address of the Paying Agent;

(5)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)                                  that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of the Indenture, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7)                                  the paragraph of the Notes and/or Section of the Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)                                  that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s written request delivered at least 15 days prior to the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption as prepared by the Company in the Company’s name and at its expense.

SECTION 3.04               Effect of Notice of Redemption.  Once notice of redemption is mailed in accordance with Section 3.03 of this Supplemental Indenture, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price stated in the notice. A notice of redemption may not be conditional.

SECTION 3.05               Deposit of Redemption Price.  One Business Day prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 2.02(b) of this Supplemental Indenture.

SECTION 3.06               Notes Redeemed in Part.  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07               Optional Redemption.  (a)           The Company shall have the option to redeem all or a portion of the Notes, on and after December 15, 2009, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to but excluding the Redemption Date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2009	103.75%
2010	102.50%
2011	101.25%
2012 and thereafter	100.00%

(b)           At any time on or prior to December 15, 2009, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes

(including any Additional Notes) at a redemption price equal to 107.50% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to but excluding the Redemption Date with the net cash proceeds of one or more Equity Offerings, provided that:

(1)                                  at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its Subsidiaries or Affiliates); and

(2)                                  the Redemption Date occurs within 90 days of the date of the closing of such Equity Offering and the Company provides not less than 30 and not more than 60 days’ notice of the redemption.

(c)           Prior to December 15, 2009 the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the greater of:

(1)                                  100% of the principal amount thereof; or

(2)                                  the present value, as determined by an Independent Investment Banker, of

(a)                                  103.75% of the principal amount of the Notes being redeemed payable at December 15, 2009, plus

(b)                                 all required interest payments due on such Notes through December 15, 2009,

discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate,

plus, in each case, accrued interest to but excluding the Redemption Date.

(d)           Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 of this Supplemental Indenture.

(e)           The Company will not be required to (1) issue, register the transfer of or exchange any note during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Note that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any such Note being redeemed in part.

ARTICLE IV
Additional Covenants

SECTION 4.01               Application of Article X of the Open-End Indenture.  In addition to the covenants provided in Article X of the Open-End Indenture, the covenants set forth in the succeeding sections of this Article IV apply to the Notes and shall not apply to any other Securities under the Open-End Indenture unless specified in a subsequent supplemental indenture.

SECTION 4.02               Payment of Taxes and Other Claims.  The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not reasonably be expected to be materially adverse to the interests of the Holders of the Notes.

SECTION 4.03               Stay, Extension and Usury Laws.  The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.04               Limitation on Incurrence of Debt.  The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt except that the Company and any Restricted Subsidiary (but not any Restricted Subsidiary that is not a Subsidiary Guarantor) may Incur Debt if after giving pro forma effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof the Consolidated Cash Flow Coverage Ratio of the Company would be greater than 2.0 to 1.

Notwithstanding the preceding limitation, the following Debt may be Incurred:

(1)                                  Debt of the Company or any Subsidiary Guarantor under the Senior Credit Facility in an aggregate principal amount at any one time not to exceed $400,000,000;

(2)                                  Debt owed by the Company to any Restricted Subsidiary for which fair value has been received or Debt owed by a Restricted Subsidiary to the Company or a Restricted Subsidiary; provided, however, that upon either the transfer or other disposition by such Restricted Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Restricted Subsidiary or the issuance (other than directors’ qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Company or another such Restricted Subsidiary, the provisions of this clause (2) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

(3)                                  Debt consisting of the Notes (other than any Additional Notes), the Subsidiary Guarantees and Guarantees by Restricted Subsidiaries of any Debt Incurred to refinance or refund the Notes;

(4)                                  Debt of the Company or any of its Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Debt Incurred to refund or refinance any Debt Incurred pursuant to this clause (4), not to exceed, at any time outstanding, $20,000,000;

(5)                                  Debt of the Company or any Restricted Subsidiary Incurred under the Synthetic Lease Facility;

(6)                                  Debt of the Company or any Restricted Subsidiary consisting of Permitted Interest Rate, Currency or Commodity Price Agreements;

(7)                                  Debt which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of (each of the foregoing, a “refinancing”),

(a)                                  the Notes,

(b)                                 outstanding Debt that is not described in any other clause hereof that was outstanding as of the Closing Date,

(c)                                  outstanding Debt Incurred pursuant to the first paragraph of this Section 4.04, and

(d)                                 Debt previously Incurred pursuant to this clause (7),

in each case in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company or the Restricted Subsidiary, as the case may be, incurred in connection with such refinancing; provided, however, that:

(w)          Incurrence of (i) Debt the proceeds of which are used to refinance the Notes, or (ii) Debt which is pari passu with or subordinate in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, shall only be permitted if (A) in the case of any refinancing of the Notes or Debt which is pari passu to the Notes or the Subsidiary Guarantees, as the case may be, the refinancing Debt is made pari passu to the Notes or the Subsidiary Guarantees, as the case may be, or subordinated to the Notes or the Subsidiary Guarantees, as the case may be, and (B) in the case of any refinancing of Debt which is  subordinated to the Notes or the Subsidiary Guarantees, as the case may be, the refinancing Debt constitutes Debt that is subordinated to the Notes or the Subsidiary Guarantees, as the case may be, at least to the same extent as the Debt being refinanced;

(x)            the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (A) does not have an Average Life that is less than the remaining Average Life of the Debt being refinanced and (B) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such Debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those provided under Sections 4.09 and 4.11 of this Supplemental Indenture;

(y)           (I) in the case of any refinancing of Debt of the Company, the refinancing Debt may be Incurred only by the Company, provided that such refinancing Debt may be guaranteed by one or more Restricted Subsidiaries, and (II) in the case of any refinancing of Debt of a Restricted Subsidiary, the refinancing Debt may be Incurred only by such Restricted Subsidiary or the Company; and

(z)            in the case of any refinancing of Preferred Stock of a Restricted Subsidiary, such Preferred Stock may be refinanced only with Preferred Stock of such Restricted Subsidiary;

(8)                                  Debt of the Company or any Subsidiary Guarantor not otherwise permitted to be Incurred pursuant to clauses (1) through (7) above, which, together with any other outstanding Debt Incurred pursuant to this clause (8), and in both such cases including any renewals, extensions, substitutions, refinancings or replacements of such Debt, has an aggregate principal amount not in excess of $50,000,000 at any time outstanding; and

(9)                                  unsecured Debt of the Company or any Restricted Subsidiary to Colchester in an aggregate principal amount at any time outstanding not to exceed $80,000,000.

For purposes of determining compliance with, and the outstanding principal amount of any particular Debt incurred pursuant to and in compliance with, this Section 4.04:

(1)                                  in the event that Debt meets the criteria of more than one of the types of Debt described in the first and second paragraphs of this Section 4.04, the Company, in its sole discretion, will classify such item of Debt on the date of Incurrence (or later classify or reclassify such Debt, in its sole discretion) and only be required to include the amount and type of such Debt in one of such clauses;

(2)                                  Guarantees of, or obligations in respect of letters of credit relating to, Debt which is otherwise included in the determination of a particular amount of Debt shall not be included;

(3)                                  the principal amount of any Redeemable Stock or Preferred Stock of the Company or a Restricted Subsidiary will be equal to the greater of the maximum redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(4)                                  Debt permitted by this Section 4.04 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.04 permitting such Debt;

(5)                                  any Receivables Sale shall be the amount for which there is recourse to the seller; and

(6)                                  the amount of Debt issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Debt and the payment of dividends in the form of additional shares of Preferred Stock or Redeemable Stock will not be deemed to be an Incurrence of Debt for purposes of this Section 4.04.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision of this Section 4.04, the maximum amount of Debt that the Company may Incur pursuant to this Section 4.04 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

SECTION 4.05               Limitation on Restricted Payments.

The Company:

(1)                                  shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, declare or pay any dividend or make any distribution (including any payment in connection with any merger or consolidation derived from assets of the Company or any Restricted Subsidiary) in respect of its Capital Stock or to the holders thereof (in their capacity as holders of Capital Stock), other than:

(a)                                  any dividends or distributions by the Company payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock),

(b)                                 in the case of a Restricted Subsidiary, dividends or distributions payable to the Company or a Restricted Subsidiary or pro rata dividends or distributions;

(2)                                  shall not, and shall not permit any Restricted Subsidiary to, purchase, redeem, or otherwise acquire or retire for value:

(a)                                  any Capital Stock of the Company or any Restricted Subsidiary or

(b)                                 any options, warrants or other rights to acquire shares of Capital Stock of the Company or any Restricted Subsidiary (but excluding any debt securities convertible or exchangeable into shares of Capital Stock of the Company or any Restricted Subsidiary), except, in the case of Capital Stock of a Restricted Subsidiary, from the Company or a Restricted Subsidiary;

(3)                                  may not make, or permit any Restricted Subsidiary to make, any Investment in any Unrestricted Subsidiary or any Affiliate or any Person that would become an Affiliate after giving effect thereto, other than a Permitted Investment; and

(4)                                  may not, and may not permit any Restricted Subsidiary to, redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment Debt of the Company or any Subsidiary Guarantor which is subordinate in right of payment to the notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be (each of clauses (1) through (4) being a “Restricted Payment”) unless, in the case of each of clauses (1) through (4):

(a)                                  no Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing or would result from such Restricted Payment;

(b)                                 after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal-quarter period, the Company could Incur at least $1.00 of additional Debt pursuant to the terms of the first paragraph of Section 4.04 of this Supplemental Indenture; and

(c)                                  upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the Closing Date does not exceed the sum of:

(x)            50% of cumulative Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) of the Company since the first day of the fiscal quarter of the initial issuance of the notes through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available (taken as a single accounting period); plus

(y)           100% of (I) the aggregate net cash proceeds received by the Company after the Closing Date from contributions of capital or the issuance and sale (other than to a Subsidiary of the Company) of Capital Stock (other than Redeemable Stock) of the Company, options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company and (II) the principal amount of Debt of the Company that is converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Subsidiary of the Company) of the Company after the Closing Date, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; plus

(z)            an amount equal to the net reduction in Investments by the Company and its Restricted Subsidiaries, subsequent to the Closing Date, in any Person subject to clause (3) above upon the disposition, liquidation or repayment (including by way of dividends) thereof or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, but only to the extent such amounts are not included in Consolidated Net Income and not to exceed in the case of any one Person the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person.

Notwithstanding the preceding, so long as no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result therefrom:

(1)                                  the Company and any Restricted Subsidiary may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary could have paid such dividend in accordance with the terms of this Section 4.05;

(2)                                  the Company may refinance any Debt otherwise permitted by clause (6) of the second paragraph of Section 4.04 of this Supplemental Indenture or redeem, acquire or retire any Debt solely in exchange for, by conversion into or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the Company or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company;

(3)                                  the Company may purchase, redeem, acquire or retire any shares of Capital Stock of the Company solely in exchange for, by conversion into or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the Company or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company;

(4)                                  the Company may purchase or redeem any Debt from Net Available Proceeds to the extent permitted by Section 4.09 of this Supplemental Indenture;

(5)                                  the Company may acquire shares of its Capital Stock in connection with the exercise of employee or director stock options or stock appreciation rights by way of cashless exercise;

(6)                                  the Company may acquire shares of its Capital Stock pursuant to equity repurchases from present or former directors or employees in an amount of up to $2,000,000 per year;

(7)                                  the Company may declare and pay regular quarterly cash dividends in respect of the Company’s Common Stock in an amount not to exceed $0.0675 per share (such amount to be adjusted from time to time to account for any stock splits, stock dividends or similar occurrences), provided that the aggregate amount of such cash dividends will be included as Restricted Payments for purposes of determining the amount of Restricted Payments that may be made pursuant to the preceding paragraph;

(8)                                  the Company may purchase shares of its common stock in accordance with the Share Repurchase Plan, in an amount not to exceed the Company’s Remaining Authority as of the Closing Date; and

(9)                                  the Company may make other Restricted Payments since the Closing Date in an aggregate amount not to exceed $25,000,000.

Any payment made pursuant to clauses (1), (6) and (7) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the preceding paragraph and the amount of net proceeds from any exchange for, conversion into or sale of Capital Stock of the Company pursuant to clause (2) or (3) of this paragraph shall be excluded from the calculation of the amount available for Restricted Payments pursuant to clause (c)(y) above.

SECTION 4.06               Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary:

(1)                                  to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Company or any other Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary;

(2)                                  to make loans or advances to the Company or any other Restricted Subsidiary; or

(3)                                  to transfer any of its property or assets to the Company or any other Restricted Subsidiary.

Notwithstanding the preceding, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction:

(1)                                  pursuant to any agreement in effect on the Closing Date (including the Senior Credit Facility);

(2)                                  pursuant to an agreement relating to any Debt Incurred by a Person (other than a Restricted Subsidiary existing on the Closing Date or any Restricted Subsidiary carrying on any of the businesses of any such Restricted Subsidiary) prior to the date on which such Person became a Restricted Subsidiary and outstanding on such date and not Incurred in anticipation of becoming a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired, provided that the Incurrence of such Debt is permitted under Section 4.04 of this Supplemental Indenture;

(3)                                  pursuant to an agreement effecting a renewal, refunding or extension of Debt Incurred pursuant to an agreement referred to in clause (1) or (2) of this paragraph; provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are not materially more restrictive, taken as a whole, than the provisions contained in the agreement the subject thereof;

(4)                                  in the case of a restriction described in clause (3) of the preceding paragraph, contained in any security agreement (including a capital lease) securing Debt of a Restricted Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the assets or property subject to such security agreement;

(5)                                  in the case of a restriction described in clause (3) of the preceding paragraph, consisting of customary nonassignment provisions entered into in the ordinary course of business in leases and other contracts to the extent such provisions restrict the transfer or subletting of any such lease or the assignment of rights under any such contract;

(6)                                  with respect to a Restricted Subsidiary, imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that such restriction terminates if such transaction is closed or abandoned;

(7)                                  in bona fide contracts for the sale of any property or assets; or

(8)                                  if such encumbrance or restriction is the result of applicable laws or regulations.

SECTION 4.07               Limitation on Ranking of Certain Debt.

The Company:

(1)                                  shall not Incur any Debt which by its terms is both subordinate in right of payment to any Senior Debt of the Company and senior in right of payment to the Notes;

(2)                                  shall not permit any Subsidiary Guarantor to Incur any Debt which by its terms is both subordinate in right of payment to any Senior Debt of such Subsidiary Guarantor and senior in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; and

(3)                                  shall not permit any Restricted Subsidiary to Guarantee any Debt of the Company that is subordinate in right of payment to the Notes unless:

(a)                                  the Guarantee by such Restricted Subsidiary of such other Debt shall be subordinated to such Restricted Subsidiary’s Subsidiary Guarantee at least to the same extent as such Debt of the Company is subordinated to the Notes and

(b)                                 such Restricted Subsidiary waives, and agrees that it will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee of such other Debt of the Company until the Notes have been paid in full.

For purposes of this Section 4.07, no Debt shall be deemed subordinate in right of payment to any other Debt solely by reason of such other Debt having the benefit of a security interest.

SECTION 4.08               Limitation on Liens Securing Pari Passu or Subordinated Debt.

The Company shall not, and shall not permit any Restricted Subsidiary to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Debt that is expressly by its terms pari passu, subordinate or junior in right of payment to the Notes or the Subsidiary Guarantee of a Restricted Subsidiary without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes or such Restricted Subsidiary’s Subsidiary Guarantee (1) in the event such Debt is pari passu with the Notes or such Subsidiary Guarantee, equally and ratably with such Debt as to such property or assets for so long as such Debt will be so secured or (2) in the event such Debt is subordinate in right of payment to the Notes or such Subsidiary Guarantee, prior to such Debt as to such property or assets for so long as such Debt will be so secured.

SECTION 4.09               Limitation on Asset Dispositions.

The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions unless:

(1)                                  the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee;

(2)                                  at least 75% of the consideration for such disposition consists of:

(a)                                  cash or Cash Equivalents;

(b)                                 the assumption of Debt of the Company or such Restricted Subsidiary (other than Debt that is subordinated to the notes or such Restricted Subsidiary’s Subsidiary Guarantee) relating to such assets and release from all liability on the Debt assumed;

(c)                                  Replacement Assets; or

(d)                                 a combination of the foregoing;

provided that the amount of any consideration received by the Company or such Restricted Subsidiary that is converted into cash within 180 days of the closing of such Asset Disposition shall be deemed to be cash for purposes of this provision (to the extent of the cash received); and

(3)                                  all Net Available Proceeds, less any amounts invested within 360 days of such disposition in Replacement Assets, are applied within 360 days of such disposition:

(a)                                  first, to the permanent repayment or reduction of Senior Debt of the Company or any Subsidiary Guarantor then outstanding under any agreements or instruments which would require such application or prohibit payments pursuant to clause (b) following;

(b)                                 second, to the extent of remaining Net Available Proceeds, to make an Offer to Purchase outstanding notes at 100% of their principal amount plus accrued interest to the date of purchase and, to the extent required by the terms thereof, any other Debt of the Company that is pari passu with the notes at a price no greater than 100% of the principal amount thereof plus accrued interest to the date of purchase;

(c)                                  third, to the extent of any remaining Net Available Proceeds following the completion of the Offer to Purchase, to the repayment of other Debt of the Company or Debt of a Restricted Subsidiary, to the extent permitted under the terms thereof; and

(d)                                 fourth, to the extent of any remaining Net Available Proceeds, to any other use as determined by the Company which is not otherwise prohibited by the Indenture.

Notwithstanding the preceding, the Company shall not be permitted to make an Offer to Purchase pursuant to clause 3(b) above if the remaining Net Available Proceeds after giving effect to the application required by clause 3(a) is less than $10,000,000.

If any portion of the Net Available Proceeds from Asset Dispositions is not applied or invested as provided in clauses (a) and (c) through (d) of paragraph (3) above, such amount will constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall make an Offer to Purchase to holders of the Notes (and, to the extent required by the terms thereof, to holders of other Debt of the Company that is pari passu with the Notes).

SECTION 4.10               Transactions with Affiliates.

The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction (or series of related transactions) with an Affiliate of the Company or a Restricted Subsidiary, including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with an entity that is not an Affiliate and is in the best interests of such Company or such Restricted Subsidiary. For any transaction that involves in excess of $5,000,000, it shall be a condition to entering into any such transaction that a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution filed with the Trustee. For any transaction that involves in excess of $10,000,000 (other than leases of property or equipment entered into in the ordinary course of business), it shall be an additional condition to entering into any such transaction that the Company obtain an opinion from a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction (or series of related  transactions) for which the opinion is required stating that such transaction (or series of related transactions) is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with an entity that is not an Affiliate of the Company, which opinion shall be filed with the Trustee.

The preceding requirements shall not apply to:

(1)                                  any transaction pursuant to agreements in effect on the Closing Date;

(2)                                  any employment agreement or employee benefit arrangements with any officer or director, including under any stock option or stock incentive plans, entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary or approved by a majority of the disinterested members of the Board of Directors;

(3)                                  transactions between or among the Company and/or its Restricted Subsidiaries;

(4)                                  transactions between the Company or any Restricted Subsidiary and Colchester that are directly related to the provision by Colchester of insurance to the Company or such Restricted Subsidiary in accordance with the established course of business between the Company and the Restricted Subsidiaries, on the one hand, and Colchester, on the other hand, as of the Closing Date, provided that such transactions (i) are on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with an entity that is not an Affiliate and (ii) are in the best interests of the Company or such Restricted Subsidiary.

(5)                                  payment of reasonable directors fees to Persons who are not otherwise employees of the Company;

(6)                                  indemnities of officers, directors and employees of the Company or any Subsidiary of the Company pursuant to bylaws, or statutory provisions or indemnification agreements or the purchase of indemnification insurance for any director or officer;

(7)                                  any Restricted Payment that is permitted to be made under Section 4.05 of this Supplemental Indenture; and

(8)                                  written agreements entered into or assumed in connection with acquisitions of other businesses with Persons who were not Affiliates prior to such transactions.

SECTION 4.11               Offer to Repurchase Upon Change of Control.  Within 30 days of the occurrence of a Change of Control, the Company shall make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of their principal amount plus accrued interest to the date of such purchase. A “Change of Control” will be deemed to have occurred at such time as either:

(1)                                  any Person or any Persons acting together that would constitute a “group” (a “Group”) for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 50% of the aggregate voting power of all classes of Voting Stock of the Company; or

(2)                                  any Person or Group shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who was a nominee of or is an Affiliate of such

Person or Group, will constitute a majority of the Board of Directors of the Company;

provided, that a transaction effected to create a holding company of the Company, (a) pursuant to which the Company becomes a Wholly Owned Subsidiary of such holding company, and (b) as a result of which the holders of Capital Stock of such holding company are substantially the same as the holders of Capital Stock of the Company immediately prior to such transaction, shall not be deemed to involve a “Change of Control;” provided further that following such a holding company transaction, references in this definition of “Change of Control” shall thereafter be treated as references to such holding company.

SECTION 4.12               Payments for Consent.  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes or any Subsidiary Guarantee unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.13               Provision of Financial Information.  Whether or not the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company would have been required so to file such documents if the Company were so required.  If filing such documents by the Company with the Commission is not permitted under the Exchange Act, the Company shall also promptly supply copies of such documents to any prospective Holder and the Trustee.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.14               Designation of Restricted and Unrestricted Subsidiaries.  The Company may designate any Restricted Subsidiary to be an “Unrestricted Subsidiary” as provided below in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that (i) such Subsidiary meets the requirements set forth in subclauses (a) and (b) of clause (1) of the definition of Unrestricted Subsidiary and (ii) the Company could make a Restricted Payment in an amount equal to the greater of the fair market value and book value of its Investment in such Subsidiary pursuant to Section 4.05 of this Supplemental Indenture and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary, other than Carrus or Colchester, to be a Restricted Subsidiary, provided that such designation will be deemed to be an Incurrence of Debt by a Restricted Subsidiary of the Company of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if: (i) such Incurrence of Debt is permitted under Section 4.04 of this Supplemental Indenture, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Event of Default or an occurrence that with the passing of time or the giving of notice, or both, would constitute an Event of Default, would occur or be in existence following such designation.

SECTION 4.15               Limitation on Business and Activities of Colchester and Carrus.  The Company shall not cause or permit, or permit its Subsidiaries to cause or permit, (i) Colchester to engage in any business or activity other than a business or activity in which Colchester is engaged on the Closing Date, or a business or activity ancillary thereto or supportive thereof, or (ii) Carrus to engage in any business or activity.

SECTION 4.16               Additional Subsidiary Guarantees.  The Company shall cause:

(1)                                  any newly-formed domestic Subsidiary of the Company, and any domestic Subsidiary of the Company which Incurs any Debt, simultaneously with such Incurrence (or, if the domestic Subsidiary has outstanding Debt at the time of its creation or acquisition, at the time of such creation or acquisition), to become a Subsidiary Guarantor in accordance with Article V of this Supplemental Indenture and execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will agree to guarantee the Company’s obligations under the Notes pursuant to Article V of this Supplemental Indenture; and

(2)                                  PBY Corporation, no later than the date that is 30 days after the Closing Date, to become a Subsidiary Guarantor in accordance with Article V of this Supplemental Indenture and execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will agree to guarantee the Company’s obligations under the Notes pursuant to Article V of this Supplemental Indenture.

Notwithstanding clauses (1) and (2) of this Section 4.16, all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with Section 4.14 of this Supplemental Indenture, for so long as they continue to constitute Unrestricted Subsidiaries, will not have to comply with the requirements of this Section 4.16.

In the event that a non-Guarantor Subsidiary of the Company ceases to meet the requirements applicable to an Unrestricted Subsidiary, as provided in Section 4.14 of this Supplemental Indenture, the Company shall promptly cause such Subsidiary to become a Subsidiary Guarantor.

SECTION 4.17               Maintenance of Properties.  The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 4.18               Maintenance of Insurance.  The Company shall, and shall cause its Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.

ARTICLE V
Subsidiary Guarantees

SECTION 5.01               Subsidiary Guarantees.  Subject to this Article V, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Supplemental Indenture, the Open-End Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and premium, if any, and interest on the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and premium, if any, and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  In addition to the foregoing, each Subsidiary Guarantor also agrees, unconditionally and jointly and severally with each other Subsidiary Guarantor, to pay any and all expenses (including, without limitation, counsel fees and expenses) incurred by the Trustee under this Supplemental Indenture and the Open-End Indenture in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Supplemental Indenture or the Open-End Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the Stated Maturity of the obligations guaranteed hereby may be accelerated as provided in Article V of the Open-End Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article V of the Open-End Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

SECTION 5.02               Limitation on Guarantor Liability.  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article V, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 5.03               Execution and Delivery of Subsidiary Guarantees.  To evidence its Subsidiary Guarantee (“Subsidiary Guarantee”) set forth in Section 5.01 of this Supplemental Indenture, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit B shall be endorsed by an Authorized Officer of such Guarantor or by its duly appointed attorney-in-fact on each Note authenticated and delivered by the Trustee and that this Supplemental Indenture shall be executed on behalf of such Guarantor by an Authorized Officer or by its duly appointed attorney-in-fact.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 5.01 of this Supplemental Indenture shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.  The execution of a Subsidiary Guarantee on behalf of a Guarantor by its attorney-in-fact shall constitute a representation and warranty on the part of such Guarantor hereunder of the due appointment of such attorney-in-fact.

If an Officer or duly appointed attorney-in-fact whose signature is on this Supplemental Indenture or on a Subsidiary Guarantee no longer holds that office or maintains such appointment, as the case may be, at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Guarantors and each of them.

SECTION 5.04               Guarantors May Consolidate, etc., on Certain Terms.  Except as otherwise provided in Section 5.05 of this Supplemental Indenture, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person whether or not an Affiliate of such Subsidiary Guarantor unless:

(1)                                  immediately after giving effect to that transaction, no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default; and

(2)                                  either:

(a)                                  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger, if other than such Subsidiary Guarantor, assumes all the obligations of that Subsidiary Guarantor under the Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; or

(b)                                 the Net Available Proceeds, if any, of such sale or other disposition are applied in accordance with the provisions of Section 4.09 of this Supplemental Indenture;

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Supplemental Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Supplemental Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Supplemental Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as set forth in Article IV hereof, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

SECTION 5.05               Releases of Subsidiary Guarantees.  In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Company, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Available Proceeds, if any, of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including, without limitation, Section 4.09 of this Supplemental Indenture. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including, without limitation, Section 4.09 of this Supplemental Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

Each Subsidiary Guarantor shall be released from its respective Subsidiary Guarantee upon the Company’s defeasance of the Notes pursuant to Article IV of the Open-End Indenture as modified for purposes of the Notes by Article X of this Supplemental Indenture.  Any Subsidiary Guarantor designated by the Company as an Unrestricted Subsidiary in accordance with the terms of Section 4.14 of this Supplemental Indenture shall be released from its Subsidiary Guarantee.

Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and premium, if any, and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Supplemental Indenture as provided in this Article V.

ARTICLE VI
Subordination of the Notes

SECTION 6.01               Application of Article XVI of the Open-End Indenture.  Article XVI of the Open-End Indenture shall not apply to the Notes and, for purposes of the Notes only and not for the purposes of any other Securities under the Open-End Indenture unless specified in a subsequent supplemental indenture, the provisions of this Article VI shall apply instead.

SECTION 6.02               Notes Subordinate to Senior Debt.  The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article IV of the Open-End Indenture, as modified for purposes of the Notes by Article X of this Supplemental Indenture), the payment of the principal of (and premium, if any) and interest on each and all of the Notes are  hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company.

No provisions of this Article VI shall prevent the occurrence of any Event of Default.

SECTION 6.03               Payment Over of Proceeds Upon Dissolution, Etc.  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a “Proceeding”) the holders of Senior Debt of the Company shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt of the Company, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt of the Company, before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company subordinated to the payment of the Notes, such payment or distribution being hereinafter referred to as a “Junior Subordinated Payment”), on account of principal of (or premium, if any) or interest on the Notes or on account of any purchase or other acquisition of Notes by the Company or any Subsidiary of the Company (all such payments, distributions, purchases and acquisitions, other than the payment or distribution of stock or securities of the Company referred to in the second succeeding paragraph, herein referred to, individually and collectively, as a “Notes Payment”), and to that end the holders of Senior Debt of the Company shall be entitled to receive, for application to the payment thereof, any Notes Payment which may be payable or deliverable in respect of the Notes in any such Proceeding.

In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Note shall have received any Notes Payment before all Senior Debt of the Company is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt of the Company, and if such fact shall, at or prior to the time of such Notes Payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such Notes Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt of the Company remaining unpaid, to the extent necessary to pay all Senior Debt of the Company in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of the Company.

For purposes of this Article only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are  subordinated in right of payment to all then outstanding Senior Debt of the Company to substantially the same extent as the Notes are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets to another Person upon the terms and conditions set forth in Article VIII of the Open-End Indenture and Article VII of this Supplemental Indenture shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such assets, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article VIII of the Open-End Indenture and Article VII of this Supplemental Indenture.

SECTION 6.04               No Payment When Senior Debt of the Company in Default.  In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Notes Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Debt of the Company shall have been paid in full, or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt of the Company.

“Senior Payment Default” means any default in the payment of principal of (or premium, if any) or interest on any Senior Debt of the Company when due, whether at the Stated Maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company, the Subsidiary Guarantors and the Trustee of written notice of such Senior Nonmonetary Default from the agent for the Designated Senior Debt which is the subject of such Senior Nonmonetary Default, no Notes Payment shall be made during the period (the “Payment Blockage Period”) commencing on the date of such receipt of such written notice and ending on the earlier of (i) the date on which such Senior Nonmonetary Default shall have been cured or waived or shall have ceased to exist or all Designated Senior Debt the subject of such Senior Nonmonetary Default shall have been discharged; (ii) the 179th day after the date of such receipt of such written notice; or (iii) the date on which the Payment Blockage Period shall have been terminated by written notice to the Company, any Subsidiary Guarantor or the Trustee from the agent for the Designated Senior

Debt initiating the Payment Blockage Period. No more than one Payment Blockage Period may be commenced with respect to the Notes during any 360-day period and there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect. For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days.

“Senior Nonmonetary Default” means the occurrence or existence and continuance of any event of default with respect to any Designated Senior Debt, other than a Senior Payment Default, permitting the holders of such Designated Senior Debt (or a trustee or agent on behalf of the holders thereof) to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise become due and payable.

In the event that, notwithstanding the foregoing, the Company shall make any Notes Payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such Notes Payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such Notes Payment shall be paid over and delivered forthwith to the Company.

The provisions of this Section shall not apply to any Notes Payment with respect to which Section 6.03 of this Supplemental Indenture would be applicable.

SECTION 6.05               Payment Permitted If No Default.  Nothing contained in this Article or elsewhere in the Indenture or in the Notes shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 6.03 of this Supplemental Indenture or under the conditions described in Section 6.04 of this Supplemental Indenture, from making Notes Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Notes Payments or the retention of such Notes Payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such Notes Payment would have been prohibited by the provisions of this Article.

SECTION 6.06               Subrogation to Rights of Holders of Senior Debt of the Company.  Subject to the payment in full of all amounts due or to become due on or in respect of Senior Debt of the Company, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt of the Company, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Debt of the Company to receive payments and distributions of cash, property and securities applicable to the Senior Debt of the Company until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of the Company of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt of  the Company by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt of the Company and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt of the Company.

SECTION 6.07               Provisions Solely to Define Relative Rights.  The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Debt of the Company on the other hand. Nothing contained in this Article or elsewhere in the Indenture or the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt of the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt of the Company, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Debt of the Company; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt of the Company to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 6.08               Trustee to Effectuate Subordination.  Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 6.09               No Waiver of Subordination Provisions.  No right of any present or future holder of any Senior Debt of the Company to enforce subordination as herein provided shall at any time in any way be  prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt of the Company, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt of the Company, or otherwise amend or supplement in any manner Senior Debt of the Company or any instrument evidencing the same or any agreement under which Senior Debt of the Company is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt of the Company; (iii) release any Person liable in any manner for the collection of Senior Debt of the Company; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 6.10               Notice to Trustee.  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt of the Company or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1 of the Open-End Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three (3) Business Days prior to such date.

Subject to the provisions of Section 6.1 of the Open-End Indenture, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt of the Company (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt of the Company (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 6.11               Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.1 of the Open-End Indenture, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt of the Company and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 6.12               Trustee Not Fiduciary for Holders of Senior Debt of the Company.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company, a Subsidiary Guarantor or to any other Person cash, property or securities to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article or otherwise.

SECTION 6.13               Rights of Trustee as Holder of Senior Debt of the Company; Preservation of Trustee’s Rights.  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt of the Company which may at any time be held by it, to the same extent as any other holder of Senior Debt of the Company, and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7 of the Open-End Indenture.

SECTION 6.14               Article Applicable to Paying Agents.  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 6.13 of this Supplemental Indenture shall not apply to the Company, any Subsidiary Guarantor or any Affiliate of the Company if it or such Subsidiary Guarantor or Affiliate acts as Paying Agent.

SECTION 6.15               Defeasance of this Article VI.  The subordination of the Notes provided by this Article VI is expressly made subject to the provisions for defeasance or covenant defeasance provided in Article IV of the Open-End Indenture, as modified for purposes of the Notes by Article X hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Notes then Outstanding shall thereupon cease to be subordinated pursuant to this Article VI.

ARTICLE VII
Consolidation, Merger, Sale or Transfer

SECTION 7.01               Consolidation, Merger, Sale or Transfer.  (a) Section 8.1 of the Open-End Indenture shall not apply to the Notes and, for the purposes of the Notes only and not for the purposes of any Securities under the Open-End Indenture other than the Notes unless specified in a subsequent supplemental indenture, the following provisions shall apply instead:

The Company may not, in a single transaction or a series of related transactions: (1) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company or (2) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets unless:

(1)                                  in a transaction in which the Company does not survive or in which the Company transfers, sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company’s obligations under the Indenture and the Notes;

(2)                                  immediately before and after giving pro forma effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing;

(3)                                  except in the case of any such consolidation or merger of the Company with or into a Restricted Subsidiary, immediately after giving pro forma effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, the Company (including any successor entity to the Company) could Incur at least $1.00 of additional Debt pursuant to the provisions of the first paragraph of Section 4.04 of this Supplemental Indenture; and

(4)                                  if, as a result of any such transaction, property or assets of the Company would become subject to a Lien prohibited by the provisions of Section 4.08 of this Supplemental Indenture, the Company or the successor entity to the Company shall have secured the Notes as required by said covenant.

(b)           Section 8.2 of the Open-End Indenture shall apply to the Notes, except that for purposes of the Notes only and not for purposes of any other Securities under the Open-End Indenture unless specified in a subsequent supplemental indenture, the reference in such Section to Section 8.1 of the Open-End Indenture shall be deemed to be a reference to Section 7.01(a) of this Supplemental Indenture.

ARTICLE VIII
Remedies

SECTION 8.01               Application of Article V of the Open-End Indenture.  Article V of the Open-End Indenture, with respect to the Notes only and not for the purposes of any Securities under the Open-End Indenture other than the Notes unless specified in a subsequent supplemental indenture, is amended as follows:

(a)           Events of Default.  Section 5.1 of the Open-Ended Indenture is replaced with the following: ““Event of Default”, with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Articles VI or XI of this Supplemental Indenture or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                                  failure to pay principal of (or premium, if any, on) any Note when due;

(2)                                  failure to pay any interest on any Note when due, continued for 30 days;

(3)                                  default in the payment of principal and interest on Notes required to be purchased pursuant to an Offer to Purchase under Section 4.09 or Section 4.11 of this Supplemental Indenture when due and payable;

(4)                                  failure to perform or comply with the provisions of Article VII of this Supplemental Indenture and Section 8.2 of the Open-End Indenture, as amended hereby for purposes of the Notes;

(5)                                  failure to perform any other covenant or agreement of the Company under the Indenture or the Notes (other than a covenant or agreement that has expressly been included in the Indenture solely for the benefit of another series of Debt) continued for 60 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of Outstanding Notes;

(6)                                  default under the terms of any instrument evidencing or securing any Debt of the Company or any Restricted Subsidiary having an outstanding principal amount of $10,000,000 individually or in the aggregate which default results in the acceleration of the payment of all or any portion of such Debt (which acceleration is not rescinded within a period of 10 days from the occurrence of such acceleration) or constitutes the failure to pay all or any portion of the principal amount of such Debt when due;

(7)                                  the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Restricted Subsidiary in an amount in excess of $10,000,000 which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

(8)                                  the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that together would constitute a Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that together would constitute a Significant Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Significant Restricted Subsidiary or any group of Subsidiaries that together would constitute a Significant Restricted Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that together would constitute a Significant Restricted Subsidiary or of any substantial part of its or their property, or ordering the winding up or liquidation of its or their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(9)                                  the commencement by the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that together would constitute a Significant Restricted Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it or them to the entry of a decree or order for relief in respect of the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that together would constitute a Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it or them, or the filing by it or them of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it or them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that together would constitute a Significant Restricted Subsidiary or of any substantial part of its or their property, or the making by it or them of an assignment for the benefit of creditors, or the admission by it or them in writing of its or their inability to pay its or their debts generally as they become due, or the taking of corporate action by the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that together would constitute a Significant Restricted Subsidiary in furtherance of any such action; or

(10)                            the Subsidiary Guarantee of any Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the Indenture).”

(b)           With respect to the Notes only and not with respect to any other Securities under the Indenture unless specified in a supplemental indenture, references in Section 5.2 of the Open-End Indenture to Sections 5.1(7) and 5.1(8) of the Open-End Indenture are deemed to be references to Sections 8.01(a)(9) and 8.01(a)(10), respectively, of this Supplemental Indenture.

ARTICLE IX
Modification and Waiver

SECTION 9.01               Application of Article IX of the Open End Indenture.  Article IX of the Open-End Indenture, with respect to the Notes only, and not for purposes of any other series of Securities under the Open-End Indenture unless specified in a subsequent supplemental indenture, is amended as follows:

(a)           Section 9.2 of the Open-End Indenture is replaced with the following:

“With the consent of the Holders of not less than a majority in principal amount of the Notes Outstanding, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to a Company’s Board Resolution) and the Trustee may amend or modify the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such amendment or modification, without the consent of the Holder of each Outstanding Note affected thereby, shall

(1)                                  change the Stated Maturity of the principal of, or any premium or installment of interest on or any Additional Amounts with respect to, any Note;

(2)                                  reduce the principal amount of, or the premium or interest on, any Note;

(3)                                  change the Place of Payment, Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to the Notes;

(4)                                  impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

(5)                                  reduce the percentage in principal amount of the Notes Outstanding, the consent of whose Holders is required for any amendment, supplement or modification of any of the provisions of the Indenture;

(6)                                  reduce the percentage in principal amount of the Notes Oustanding, the consent of whose Holders is required for any waiver of compliance with the provisions of the Indenture or defaults under the Indenture and their consequences or reduce the requirements for quorum or voting;

(7)                                  modify any of the provisions of the Indenture relating to the subordination of the Notes and the Subsidiary Guarantees in a manner adverse to Holders of the Notes; or

(8)                                  following the mailing of any Offer to Purchase, modify any Offer to Purchase for the Notes required under Section 4.09 or Section 4.11 of this Supplemental Indenture in a manner adverse to the Holders of the Notes.

An amendment or modification which changes or eliminates any covenant or other provision of the Indenture which shall have been included expressly and solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders of Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.”

(b)           References in Article IX of the Open-End Indenture to Article XVI of the Open-End Indenture are deemed to be references to Articles VI and XI of this Supplemental Indenture, and references in Article IX of the Open-End Indenture to Section 9.2 of the Open-End Indenture are deemed to be references to Section 9.1(a) of this Supplemental Indenture.

ARTICLE X
Satisfaction and Discharge; Defeasance and Covenant Defeasance

SECTION 10.01             Application of Article IV of the Open-End Indenture.

(a)           Article IV of the Open-End Indenture, with respect to the Notes only, and not for purposes of any other series of Securities under the Open-End Indenture unless specified in a subsequent supplemental indenture, is amended as follows:

(1)                                  Section 4.2(4)(b) is replaced with the following:

“(b)         Such defeasance or covenant defeasance shall not result in a breach or violation, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any Restricted Subsidiary is a party or by which the Company or any Restricted Subsidiary is bound.”

(2)                                  Section 4.2(4)(h) is replaced with the following:

“(h)         at the time of the deposit described in paragraph (a), no default in the payment of all or a portion of principal of (or premium, if any) or interest on or other obligations in respect of any of the Senior Debt of the Company or any Subsidiary Guarantor shall have occurred and be continuing and no other event of default with respect to any of such Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof.

(i)            the Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit described in paragraph (a) shall not cause the Trustee or the trust created thereby to be subject to the Investment Company Act of 1940, as amended.”

(b)           References in Section 4.2(3) of the Open-End Indenture to Section 5.1(4) of the Open-End Indenture are deemed to be references to Section 8.01(a)(5) of this Supplemental Indenture.

(c)           The Notes shall be defeasible pursuant to both of Section 4.2(2) and (3) of the Open-End Indenture.  The Sections of this Supplemental Indenture subject to defeasance under Section 4.2(3) of the Open-End Indenture shall be Sections 4.04 through 4.10 and 4.14 through 4.18 of this Supplemental Indenture.

ARTICLE XI
Subordination of Subsidiary Guarantees

SECTION 11.01             Subsidiary Guarantees Subordinate to Senior Debt of Subordinate Guarantors.  Each Subsidiary Guarantor covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article Four and Article Fifteen), the Subsidiary Guarantee of such Subsidiary Guarantor is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt of such Subsidiary Guarantor.

No provisions of this Article XI shall prevent the occurrence of any Event of Default.

SECTION 11.02             Payment Over of Proceeds Upon Dissolution, Etc.  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Subsidiary Guarantor or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any Subsidiary Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Subsidiary Guarantor, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a “Guarantor Proceeding”) the holders of Senior Debt of such Subsidiary Guarantor shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt of such Subsidiary Guarantor, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt of such Subsidiary Guarantor, before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of such Subsidiary Guarantor subordinated to the payment of the Notes, such payment or distribution being hereinafter referred to as a “Guarantor Junior Subordinated Payment”), on account of the Subsidiary Guarantee of such Subsidiary Guarantor (all such payments, other than the payment or distribution of stock or securities of a Subsidiary Guarantor referred to in the second succeeding paragraph, herein referred to, individually and collectively, as a “Guarantee Payment”), and to that end the holders of Senior Debt of such Subsidiary Guarantor shall be entitled to receive, for application to the payment thereof, any Guarantee Payment which may be payable or deliverable in respect of such Subsidiary Guarantor’s Subsidiary Guarantee in any such Guarantor Proceeding.

In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Note shall have received any Guarantee Payment before all Senior Debt of such Subsidiary Guarantor is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt of such Subsidiary Guarantor, and if such fact shall, at or prior to the time of such Guarantee Payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such Guarantee Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of such Subsidiary Guarantor for application to the payment of all Senior Debt of such Subsidiary Guarantor remaining unpaid, to the extent necessary to pay all Senior Debt of such Subsidiary Guarantor in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of such Subsidiary Guarantor.

For purposes of this Article only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include a payment or distribution of stock or securities of a Subsidiary Guarantor provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or Readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt of such Subsidiary Guarantor to substantially the same extent as the Subsidiary Guarantees are so subordinated as provided in this Article. The consolidation of a Subsidiary Guarantor with, or the merger of a Subsidiary Guarantor into, another Person or the liquidation or dissolution of such Subsidiary Guarantor following the conveyance or transfer of all or substantially all of its assets to another Person upon the terms and conditions set forth in Article V of this Supplemental Indenture shall not be deemed a Guarantor Proceeding for the purposes of this Section if the Person formed by such consolidation or into which such Subsidiary Guarantor is merged or the Person which acquires by conveyance or transfer such assets, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article V of this Supplemental Indenture.

SECTION 11.03             No Payment When Senior Debt of such Subsidiary Guarantor in Default.  In the event that any Guarantor Senior Payment Default (as defined below) shall have occurred and be continuing with respect to a Subsidiary Guarantor , then no Guarantee Payment shall be made unless and until such Subsidiary Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of the relevant Senior Debt of such Subsidiary Guarantor shall have been paid in full, or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt.

“Guarantor Senior Payment Default” means any default in the payment of principal of (or premium, if any) or interest on any Senior Debt of a Subsidiary Gurantor when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

In the event that any Senior Nonmonetary Default shall have occurred and be continuing, then, upon the receipt by the Company, the Subsidiary Guarantors and the Trustee of written notice of such Senior Nonmonetary Default from any holder, or agent for the holders, of any Designated Senior Debt of the Company, no Guarantee Payment shall be made during the applicable Payment Blockage Period. No more than one Payment Blockage Period may be commenced with respect to the Subsidiary Guarantees during any 360-day period and there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect. For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days.

In the event that, notwithstanding the foregoing, a Subsidiary Guarantor shall make any Guarantee Payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such Guarantee Payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such Guarantee Payment shall be paid over and delivered forthwith to the Company.

The provisions of this Section shall not apply to any Guarantee Payment with respect to which Section 11.02 of this Supplemental Indenture would be applicable.

SECTION 11.04             Payment Permitted If No Default.  Nothing contained in this Article or elsewhere in this Indenture or in any of the Subsidiary Guarantees shall prevent (a) a Subsidiary Guarantor, at any time except during the pendency of any Guarantor Proceeding referred to in Section 11.02 of this Supplemental Indenture or under the conditions described in Section 11.03 of this Supplemental Indenture, from making Guarantee Payments; or (b) the application by the Trustee of any money deposited with it hereunder to Guarantee Payments or the retention of such Guarantee Payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such Guarantee Payment would have been prohibited by the provisions of this Article.

SECTION 11.05             Subrogation to Rights of Holders of Senior Debt of such Subsidiary Guarantor.  Subject to the payment in full of all amounts due or to become due on or in respect of Senior Debt of a Subsidiary Guarantor, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt of such Subsidiary Guarantor, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Debt of such Subsidiary Guarantor to receive payments and distributions of cash, property and securities applicable to the Senior Debt of such Subsidiary Guarantor until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of a Subsidiary Guarantor of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt of a Subsidiary Guarantor by Holders of the Notes or the Trustee, shall, as among a Subsidiary Guarantor, its creditors other than holders of Senior Debt of such Subsidiary Guarantor and the Holders of the Notes, be deemed to be a payment or distribution by such Subsidiary Guarantor to or on account of the Senior Debt of such Subsidiary Guarantor.

SECTION 11.06             Provisions Solely to Define Relative Rights.  The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Debt of a Subsidiary Guarantor on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Subsidiary Guarantees is intended to or shall (a) impair, as among a Subsidiary Guarantor, its creditors other than holders of Senior Debt of such Subsidiary Guarantor and the Holders of the Notes, the obligation of such Subsidiary Guarantor, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt of such Subsidiary Guarantor, is intended to rank equally with all other general obligations of such Subsidiary Guarantor), to guarantee payment to the Holders of the Notes of the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against a Subsidiary Guarantor of the Holders of the Notes and creditors of such Subsidiary Guarantor other than the holders of Senior Debt of such Subsidiary Guarantor; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt of a Subsidiary Guarantor to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 11.07             Trustee to Effectuate Subordination.  Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 11.08             No Waiver of Subordination Provisions.  No right of any present or future holder of any Senior Debt of a Subsidiary Guarantor to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Subsidiary Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt of a Subsidiary Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt of such Subsidiary Guarantor, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt of such Subsidiary Guarantor, or otherwise amend or supplement in any manner Senior Debt of such Subsidiary Guarantor or any instrument evidencing the same or any agreement under which Senior Debt of such Subsidiary Guarantor is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt of such Subsidiary Guarantor; (iii) release any Person liable in any manner for the collection of Senior Debt of such Subsidiary Guarantor; and (iv) exercise or refrain from exercising any rights against such Subsidiary Guarantor and any other Person.

SECTION 11.09             Notice to Trustee.  Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of its Subsidiary Guarantee. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Subsidiary Guarantees, unless and until the Trustee shall have received written notice thereof from a Subsidiary Guarantor or a holder of Senior Debt of such Subsidiary Guarantor or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1 of the Open-End Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three (3) Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

Subject to the provisions of Section 6.1 of the Open-End Indenture, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt of a Subsidiary Guarantor (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt of such Subsidiary Guarantor (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt of a Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 11.10             Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon any payment or distribution of assets of a Subsidiary Guarantor referred to in this Article, the Trustee, subject to the provisions of Section 6.1 of the Open-End Indenture, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Guarantor Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt of such Subsidiary Guarantor and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 11.11             Trustee not Fiduciary for Holders of Senior Debt of Subsidiary Guarantors.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of a Subsidiary Guarantor and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company, a Subsidiary Guarantor, or to any other Person cash, property or securities to which any holders of Senior Debt of such Subsidiary Guarantor shall be entitled by virtue of this Article or otherwise.

SECTION 11.12             Rights of Trustee as Holder of Senior Debt of such Subsidiary Guarantor; Preservation of Trustee’s Rights.  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt of a Subsidiary

Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Debt of such Subsidiary Guarantor, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7 of the Open-End Indenture.

SECTION 11.13             Article Applicable to Paying Agents.  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 11.12 of this Supplemental Indenture shall not apply to the Company, any Subsidiary Guarantor or any Affiliate of the Company if it or such Subsidiary Guarantor or Affiliate acts as Paying Agent.

SECTION 11.14             Defeasance of this Article XI.  The subordination of the Subsidiary Guarantees provided by this Article XI is expressly made subject to the provisions for defeasance or covenant defeasance in Article IV of the Open-End Indenture, as modified for purposes of the Notes by Article X hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance with respect to the Notes, the Subsidiary Guarantees of the Notes shall thereupon cease to be subordinated pursuant to this Article XI.

ARTICLE XII
Miscellaneous

SECTION 12.01             Trustee Matters.  The recitals in this Supplemental Indenture are made by the Company and the Subsidiary Guarantors only and not by the Trustee, and all of the provisions contained in the Open-End Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 12.02             Calculations.  The Company will make all calculations called for by this Indenture with respect to the Notes.  The Company will make these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on all Holders of Notes.  The Company will promptly provide a schedule of any calculations made hereunder to the Trustee and the Paying Agent, each of which may rely upon the accuracy of the calculations without independent verification.  The Trustee will forward such schedule of any calculations to any Holder upon the request of such Holder.

SECTION 12.03             Ratification.  The Open-End Indenture is in all respects ratified and confirmed, and the Open-End Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 12.04             Counterpart Originals.  This Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

SECTION 12.05             Effect of Headings.  The Article and Section headings herein have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.06             Governing Law.  This Supplemental Indenture, the Notes and the Subsidiary Guarantees shall be governed by and construed in accordance with the law of the State of New York, without giving effect to its conflicts of law principles.

SECTION 12.07             Provisions for the Sole Benefit of Parties and Holders.  Nothing in the Indenture, the Subsidiary Guarantees or in the Notes, expressed or implied, is intended or shall be construed to confer upon, or to give or grant to, any Person, other than the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent and the registered owners of the Notes, any legal or equitable right, remedy or claim under or by reason of the Indenture, the Subsidiary Guarantees or the Notes or any covenant, condition or stipulation hereof or thereof, and all covenants, stipulations, promises and agreements in the Indenture, the Subsidiary Guarantees or the Notes made by or on behalf of the Company or any Subsidiary Guarantor shall be for the sole and exclusive benefit of the Company, the Subsidiary Guarantors, the Trustee, the Security Registrar, the Paying Agent and the registered owners of the Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

THE PEP BOYS—MANNY, MOE & JACK,
as Issuer

By:
Name: Bernard K. McElroy
Title: Vice President-Chief Accounting Officer and Treasurer

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Name: Alan G. Finn
Title: Vice President

As Subsidiary Guarantors:

THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA,
a California corporation

By:
Name: Bernard K. McElroy
Title: Vice President-Chief Accounting Officer and Treasurer

PEP BOYS—MANNY, MOE & JACK OF DELAWARE, INC.,
a Delaware corporation

By:
Name: Bernard K. McElroy
Title: Vice President-Chief Accounting Officer and Treasurer

PEP BOYS—MANNY, MOE & JACK OF PUERTO RICO, INC.,
a Delaware corporation

By:
Name: Bernard K. McElroy
Title: Vice President-Chief Accounting Officer and Treasurer

EXHIBIT A

[FORM OF FACE OF NOTE]

THE PEP BOYS –MANNY, MOE & JACK

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PEP BOYS –MANNY, MOE & JACK

No. 2004-1	$200,000,000

CUSIP No. 713278AQ2
ISIN No. US713278AQ29

7.50% Senior Subordinated Notes due 2014

The Pep Boys –Manny, Moe & Jack, a Pennsylvania corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Million Dollars, or such greater or lesser amount as may be indicated on Schedule A hereto, on December 15, 2014.

Interest Payment Dates: June 15 and December 15.

Regular Record Dates: June 1 and December 1.

Additional provisions of this Note are set forth on the other side of this Note.

THE PEP BOYS –MANNY, MOE & JACK

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Trustee, certifies that
this is one of the Notes
referred to in the Indenture.

By
Authorized Signatory

Dated: December 14, 2004

[FORM OF REVERSE SIDE OF NOTE]

7.50% Senior Subordinated Notes due 2014

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest.  The Pep Boys – Manny, Moe & Jack, a Pennsylvania corporation (the “Company”), promises (i) to pay interest on the principal amount of this Note at 7.50% per annum from December 14, 2004 until maturity, provided that any principal and premium, and any installment of interest, which is overdue shall bear interest at the rate of 8.50% per annum (to the extent that the payment of such interest shall be legally enforceable). The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2005, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided, however, that if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment.  The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 (each a “Regular Record Date”) next preceding the Interest Payment Date, even if such Notes are cancelled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 3.7 of the Open-End Indenture with respect to Defaulted Interest. Holders must surrender Notes to the Paying Agent to collect payments of principal and premium, if any. The Notes will be payable as to principal, premium, if any, and interest at the Corporate Trust Office of the Trustee, or at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, The City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium on all Global Notes.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             Paying Agent and Registrar.  Initially, Wachovia Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Security Registrar.  The Company may change any Paying Agent or Security Registrar without notice to any Holder. The Company may act in any such capacity.

4.             Indenture.  This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued under an Indenture dated as of December 14, 2004 (“Open-End Indenture”), between the Company and the Trustee, as supplemented by the First Supplemental Indenture thereto of even date therewith (the “Supplemental Indenture”), among the Company, the Trustee and the Subsidiary Guarantors parties thereto.  The Open-End

Indenture, as so supplemented, is referred to herein as the “Indenture.”  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  The Notes are unsecured obligations of the Company.

5.             Optional Redemption; Repurchase.  The Notes of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail in the event that on or before December 15, 2009 the Company receives net proceeds from the sale of its Common Stock in one or more Equity Offerings, in which case the Company may, at its option, use all or a portion of any such net proceeds to redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) issued under the Indenture, provided, however, that at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) issued under the Indenture remains outstanding after each such redemption. Any such redemption must occur on a Redemption Date within 90 days of any such sale at a Redemption Price of 107.50% of the principal amount of the Notes, together in the case of any such redemption with accrued interest to but excluding the Redemption Date.

The Notes are further subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, at any time on or after December 15, 2009, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning on December 15 of the years indicated:

Year	Redemption Price
2009	103.75%
2010	102.50%
2011	101.25%

and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to but excluding the Redemption Date.

Prior to December 15, 2009, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to the greater of:

(1)           100% of the principal amount thereof; or

(2)           the present value, as determined by an Independent Investment Banker, of

(A)          103.75% of the principal amount of the Notes being redeemed payable on December 15, 2009, plus

(B)           all required interest payments due on such Notes through December 15, 2009 discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate,

plus in each case accrued interest to but excluding the Redemption Date.

The Notes are also subject to repurchase by the Company at the option of the Holders in the event of a Change of Control or following certain Asset Dispositions, all as provided in the Indenture.

In the event of redemption or repurchase of this Note in part only, a new Note or Notes of like tenor for the unredeemed or unrepurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

6.             Subordination.  The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, and this Note is issued subject to the provisions of the Indenture with respect thereto.

Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

7.             Subsidiary Guarantees. As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under this Note are guaranteed on a senior subordinated basis pursuant to the Subsidiary Guarantees endorsed hereon. The Indenture provides that a Subsidiary Guarantor shall be released from its Subsidiary Guarantee upon compliance with certain conditions.

8.             Events of Default; Remedies, Etc.  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

9.             Amendments.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

10.           Transfer and Exchange of Notes.  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

11.           Owner.  Prior to due presentment of this Note for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

12.           Defeasance and Discharge.  The Notes are subject to covenant defeasance, defeasance and satisfaction and discharge upon the terms and conditions specified in the Indenture.

13.           Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.           No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

15.           Authentication.  This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an Authenticating Agent.

16.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.           Governing Law.  THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

19.           Successor Company.  In the event a successor assumes all the obligations of the Company under the Notes and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

The Pep Boys –Manny, Moe & Jack
3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132
Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                       agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note.

Soc. Sec. or Tax Identification No.:
Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

A-1

EXHIBIT B

SUBSIDIARY GUARANTEE

For value received, each of the Subsidiary Guarantors named (or deemed herein to be named) below hereby jointly and severally fully and unconditionally guarantees to the Holder of the Note upon which this Subsidiary Guarantee is endorsed, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Note when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, offer to purchase or otherwise, according to the terms thereof and of the Indenture referred to therein.  In case of the failure of the Company punctually to make any such payment, each of the Subsidiary Guarantors hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, offer to purchase or otherwise, and as if such payment were made by the Company.

Each of the Subsidiary Guarantors hereby jointly and severally agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Note or the Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Company or any other guarantor, or any consent to departure from any requirement of any other guarantee of all or of any of the Notes, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such release, amendment, waiver or indulgence shall, without the consent of such Subsidiary Guarantor, increase the principal amount of such Note, or increase the interest rate thereon, or alter the Stated Maturity thereof. Each of the Subsidiary Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in such Note and in this Subsidiary Guarantee. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default with respect to the Notes, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Subsidiary Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

The indebtedness of each Subsidiary Guarantor evidenced by this Subsidiary Guarantee is, to the extent provided in the Indenture, subordinate in right of payment to the prior payment in full of all Senior Debt of such Subsidiary Guarantor, and the Subsidiary Guarantee of each Subsidiary Guarantor is issued subject to the provisions of the Indenture with respect thereto.

No reference herein to the Indenture and no provision of this Subsidiary Guarantee or of the Indenture shall alter or impair the Subsidiary Guarantee of any Subsidiary Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest on the Note upon which this Subsidiary Guarantee is endorsed.

Each Subsidiary Guarantor shall be subrogated to all rights of the Holder of this Note against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of this Note pursuant to the provisions of its Subsidiary Guarantee or the Indenture; provided, however, that such Subsidiary Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on this Note and all other Notes issued under the Indenture shall have been paid in full.

This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of the Notes, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

The Subsidiary Guarantors or any particular Subsidiary Guarantor shall be released from this Subsidiary Guarantee upon the terms and subject to certain conditions provided in the Indenture.

By delivery to the Trustee of a supplement to the Indenture referred to in the Note upon which this Subsidiary Guarantee is endorsed in accordance with the terms of the Indenture, each Person that becomes a Subsidiary Guarantor after the date of first issuance of the Notes will be deemed to have executed and delivered this Subsidiary Guarantee for the benefit of the Holder of the Note upon which this Subsidiary Guarantee is endorsed with the same effect as if such Subsidiary Guarantor was named below and had executed and delivered this Subsidiary Guarantee.

All terms used in this Subsidiary Guarantee which are defined in the Indenture shall have the meanings assigned to them in such Indenture.

This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

Reference is made to the Indenture for further provisions with respect to this Subsidiary Guarantee.

This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Subsidiary Guarantee to be duly executed.

THE PEP BOYS –MANNY, MOE & JACK
OF CALIFORNIA

By
Name:
Title:

PEP BOYS –MANNY, MOE & JACK
OF DELAWARE, INC.

By:
Name:
Title:

PEP BOYS –MANNY, MOE & JACK
OF PUERTO RICO, INC.

By:
Name:
Title:

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                               , among                                    (the “Guaranteeing Subsidiary”), a subsidiary of The Pep Boys –Manny, Moe & Jack, a Pennsylvania corporation (or its permitted successor) (the “Company”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Wachovia Bank, National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of December 14, 2004 (the “Open-End Indenture”), between the Company and the Trustee, as supplemented by the First Supplemental Indenture to such Open-End Indenture, dated as of December 14, 2004 (the “Supplemental Indenture”, and, together with the Open-End Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors parties thereto and the Trustee providing for the issuance of the Company’s 7.50% Senior Subordinated Notes due 2014 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and in the Indenture (the “Subsidiary Guarantee”) and become party to the Indenture, as supplemented by such supplemental indenture; and

WHEREAS, pursuant to Section 9.1(12) of the Open-End Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             GUARANTEE. The Guaranteeing Subsidiary hereby, together with the other Subsidiary Guarantors party to the Indenture, jointly and severally fully and unconditionally guarantees to the Holders of the Notes, and to the Trustee on behalf of such Holders, the due and punctual payment of the principal of (and premium, if any) and interest on the Notes when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, offer to purchase or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of the Company punctually to make any such payment, the Guaranteeing Subsidiary, together with the other Subsidiary Guarantors party to the Indenture, hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated

Maturity or by acceleration, call for redemption, offer to purchase or otherwise, and as if such payment were made by the Company.

The Guaranteeing Subsidiary, together with the other Subsidiary Guarantors party to the Indenture hereby jointly and severally agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Note or the Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Company or any other guarantor, or any consent to departure from any requirement of any other guarantee of all or of any of the Notes, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such release, amendment, waiver or indulgence shall, without the consent of the Guaranteeing Subsidiary, increase the principal amount of the Notes, or increase the interest rate thereon, or alter the Stated Maturity thereof.  The Guaranteeing Subsidiary hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to the Notes or the indebtedness evidenced thereby and all demands whatsoever, and covenants that its guarantee will not be discharged except by complete performance of the obligations contained in the Notes and in the Subsidiary Guarantee.  The Guaranteeing Subsidiary agrees that if, after the occurrence and during the continuance of an Event of Default with respect to the Notes, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, the Guaranteeing Subsidiary agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

The indebtedness of the Guaranteeing Subsidiary evidenced by this Subsidiary Guarantee is, to the extent provided in the Indenture, subordinate in right of payment to the prior payment in full of all Senior Debt of the Guaranteeing Subsidiary, and the Subsidiary Guarantee of the Guaranteeing Subsidiary is issued subject to the provisions of the Indenture with respect thereto.

No reference herein to the Indenture and no provision of the Subsidiary Guarantee or of the Indenture shall alter or impair the Subsidiary Guarantee of the Guaranteeing Subsidiary, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest on the Notee upon which the Subsidiary Guarantees are endorsed.

The Guaranteeing Subsidiary shall be subrogated to all rights of the Holders of the Notes against the Company in respect of any amounts paid by the Guaranteeing Subsidiary on account of this Note pursuant to the provisions of its Subsidiary Guarantee or the Indenture; provided, however, that the Guaranteeing Subsidiary shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on this Note and all other Notes issued under the Indenture shall have been paid in full.

The Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of the Notes, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

The Guaranteeing Subsidiary shall be released from its Subsidiary Guarantee upon the terms and subject to certain conditions provided in the Indenture.

3.             EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

4.             GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

(a)           The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

(i)            either

(A)          the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger, if other than such Subsidiary Guarantor, assumes all the obligations of that Subsidiary Guarantor under the Indenture and, its Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; or

(B)           the Net Available Proceeds, if any, of such sale or other disposition are applied in accordance with the provisions of Section 4.09 of the Supplemental Indenture; and

(ii)           immediately after giving effect to such transaction, no Event of Default or occurrence that with the passage of time or giving of notice would become an Event of Default exists.

(b)           In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

(c)           Except as set forth in Articles V and X of the Open-End Indenture and Articles IV and VIII of the Supplemental Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

5.             NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, the Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

6.             NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7.             COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.             EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9.             THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated as of , 200

THE PEP BOYS –MANNY, MOE & JACK

By:
Name:
Title:

THE PEP BOYS –MANNY, MOE & JACK
OF CALIFORNIA

By:
Name:
Title:

PEP BOYS –MANNY, MOE & JACK
OF DELAWARE, INC.

By:
Name:
Title:

PEP BOYS –MANNY, MOE & JACK
OF PUERTO RICO, INC.

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title: